UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2026
CASTELLUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-41526	27-4079982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1934 Old Gallows Road, Suite 350
Vienna, VA 22182
(Address of principal executive offices, including zip code)
(703) 752-6157
(Registrant’s telephone number, including area code)
Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTM	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a material definitive agreement.
On July 1, 2026, (the "Effective Date") Castellum, Inc. (the "Company") amended the terms of the employment agreement dated July 1, 2024 by and between the Company and its President and Chief Executive Officer, Glen R. Ives (the "Ives Employment Agreement"), to extend the term for an eighteen month period (the "Extended Renewal Term"), expiring on December 31, 2027 (the "Ives Second Amendment").

In consideration of the Extended Renewal Term, Mr. Ives was awarded an incentive stock option to purchase shares of the Company’s common stock (the “Stock Options”) having a Black Scholes model grant-date fair value equal to one hundred six and six tenths percent (106.6%) of his base salary, which was 773,630 Stock Options. The per-share exercise price of the Stock Options is $0.73, which was the closing price of the Company’s common stock on the date of grant. The Stock Options began vesting on the Effective Date and will vest on a quarterly basis ratably over the Extended Renewal Period, subject to Employee’s continued employment on each applicable vesting date. The Stock Options have been issued pursuant to and are subject to the terms and conditions of the Castellum, Inc. Third Amended 2021 Stock Incentive Plan (the “CTM Stock Incentive Plan”) and an award agreement. The Company also agreed to accelerate the quarterly vesting on a January 2025 grant of 500,000 stock options awarded under the CTM Incentive Plan to purchase 500,000 shares of the Company's common stock with an exercise price of $1.07, so they are fully vested as of December 31, 2027.

Pursuant to the terms of the Ives Second Amendment, Mr. Ives will be entitled to an annual base salary of $375,000, which shall be increased to $386,250 effective July 1, 2027. For the fiscal year ended December 31, 2026, Mr. Ives will be eligible for a maximum annual cash incentive and discretionary bonus equal to up to fifty percent (50%) of his annual base salary. To be eligible to receive the annual cash incentive bonus amount, which is up to twenty five percent (25%) of his annual base salary, the Company must achieve certain performance thresholds. The discretionary bonus, which is also equal to up to twenty five percent (25%) of his base salary, is at the sole discretion of the Company's Compensation, Culture, and People Committee (the "Committee").

During the Extended Renewal Term, Mr. Ives will also be eligible to earn a maximum cash bonus equal to up to one hundred percent (100%) of his annual base salary in the event the Company completes an accretive acquisition or acquisitions (an "Acquisition" and the "Acquisition Bonus"). The Acquisition Bonus shall be earned if, during the period that is twelve months following the closing date of the Acquisition or Acquisitions (the “Measurement Period”), the entity acquired by the Company meets or exceeds certain projected net sales amounts included in management’s board approved financial model (the “Financial Model”). In the event the net sales of the Acquisition during the Measurement Period falls below the projected net sales amounts in the Financial Model, no Acquisition Bonus is earned under the terms of the Ives Second Amendment. The Compensation, Culture, and People Committee at its sole discretion may elect to award a discretionary acquisition bonus (the “Discretionary Acquisition Bonus”) in an amount not to exceed fifty percent (50%) of Base Salary for an Acquisition which outperforms expectations.

All other terms of the Ives Employment Agreement remain unchanged.

If Mr. Ives terminates his employment with the Company without good reason or his employment is terminated (i) as a result of his death, (ii) by the Company after a determination of a disability, or (iii) by the Company for cause, the Company will pay or provide Mr. Ives (a) those benefits as required by law, (b) for any earned but unpaid base salary, (c) for the reimbursement of unreimbursed business expenses, and (d) for the payment of unpaid performance bonus for any fiscal year ended prior to the termination date. In addition, if Mr. Ives’s employment is terminated by the Company without cause or by him for good reason, then Mr. Ives shall be entitled to receive his base salary for a period equal to the earlier of (x) twelve (12) months following the termination date and (y) the date on which the employment period would have expired had the employment period not been terminated earlier by the Company without cause or by Mr. Ives without good reason (the “Severance Payment”). In order to qualify for the Severance Payment, Mr. Ives must execute and not revoke a mutual release agreement in a form reasonably acceptable to the Company. The Ives Employment Agreement contains customary confidentiality restrictions, non-disparagement covenants, and non-solicitation covenants with respect to our employees, consultants, and customers and permit Mr. Ives to participate in those benefit plans generally available to all employees of the Company.

The information contained in this Item 1.01 regarding the Ives Second Amendment is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K, as Exhibit 10.1 and is incorporated herein by reference. The Ives Employment Agreement was previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2024, as Exhibit 10.1.

Item 5.02 Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated hereby by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Second Amendment dated July 1, 2026 to Employment Agreement of Glen R. Ives
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTELLUM, INC.

Date: July 2, 2026	By:	/s/ Glen R. Ives
	Name:	Glen R. Ives
	Title:	Chief Executive Officer (Principal Executive Officer)